UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): December 17, 2008

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 17, 2008, Unified Grocers, Inc. (the “Company”) entered into a First Amendment to Amended and Restated Credit Agreement (the “Amendment”), among the Company, other credit parties as identified therein, Bank of Montreal, Chicago Branch, as Administrative Agent, Union Bank of California, N.A., and Bank of the West. The Amendment exercises a provision in the Company’s revolving credit agreement, entitled Amended and Restated Credit Agreement dated as of December 5, 2006 (the “Credit Agreement”), to increase the total committed funds available to the Company by $25,000,000 from $225,000,000 to $250,000,000. Borrowings under the Credit Agreement may be made as revolving loans, swing line loans or letters of credit.

The aggregate commitments under the Credit Agreement may be increased from time to time, either through any of the existing lenders increasing their commitment or by means of the addition of new lenders, up to a maximum commitment of $300,000,000. While the consent of the lenders as a group is not required to any such increase, no individual lender is required to increase its own commitment to the Credit Agreement. In connection with the Amendment, Union Bank of California, N.A. increased its own commitment $10,000,000, and Bank of the West entered into the Amendment with a $15,000,000 commitment.

The credit facility expires on January 31, 2012, and is intended to finance capital expenditures, to finance working capital needs, to finance certain acquisitions and for general corporate purposes.

The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries, excluding its finance and insurance subsidiaries, and are secured by grants of security interests in all of the accounts receivable and inventory of the Company and certain of its subsidiaries. The obligations are also senior to the rights of members with respect to partially subordinated members’ deposit accounts and patronage dividend certificates.

The Amendment continues in full force the terms and conditions of the Credit Agreement.

A copy of the Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 17, 2008, the Company entered into an Amendment of its Credit Agreement that exercised a provision in the Credit Agreement to expand the existing revolving credit facility by $25,000,000, which increased the total committed funds available to the Company from $225,000,000 to $250,000,000. The terms of the direct financial obligation are summarized in Item 1.01 of this Current Report on Form 8-K, and a copy of the Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 7.01.	Regulation FD Disclosure.

On December 18, 2008, the Company issued a press release regarding the Company entering into an Amendment of its Credit Agreement, as more fully described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 of the Current Report on Form 8-K, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in Item 7.01 or to Exhibit 99.2. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	First Amendment to Amended and Restated Credit Agreement, dated as of December 17, 2008, by and among Unified Grocers, Inc. (formerly known as Unified Western Grocers, Inc.), other credit parties as identified therein, Bank of Montreal, Chicago Branch, as Administrative Agent, Union Bank of California, N.A., and Bank of the West.

99.2	Press release, issued by the Registrant, dated December 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2008	UNIFIED GROCERS, INC.

	By	/s/ Robert M. Ling, Jr.
Robert M. Ling, Jr.,
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	First Amendment to Amended and Restated Credit Agreement, dated as of December 17, 2008, by and among Unified Grocers, Inc. (formerly known as Unified Western Grocers, Inc.), other credit parties as identified therein, Bank of Montreal, Chicago Branch, as Administrative Agent, Union Bank of California, N.A., and Bank of the West.

99.2	Press release, issued by the Registrant, dated December 18, 2008.